[LOGO] Pepper Hamilton LLP
----------Attorneys at Law


3000 Two Logan Square
Eighteenth and Arch Streets
Philadelphia, PA  19103-2799
215.981.4000
Fax 215.981.4750


                                                                     May 18, 201


Touchstone Funds Group Trust
303 Broadway
Suite 1100
Cincinnati, Ohio 45202

      Re: Opinion of Counsel

Ladies and Gentlemen:

      We have acted as counsel to Touchstone Funds Group Trust (the "Trust"), a statutory trust formed under the laws of the State of Delaware, in connection with the proposed reorganization of the EARNEST Partners Fixed Income Trust, a series of The Nottingham Investment Trust II, into the Touchstone Total Return Bond Fund (the "Fund"), a series of the Trust, pursuant to an Agreement and Plan of Reorganization ("Reorganization Agreement"). The aforementioned proposed transaction is referred to herein as the "Reorganization."

      This opinion relates to the Trust's shares of beneficial interest with a par value of $0.01 per share (collectively, the "Shares") to be issued by the Fund in the Reorganization, and is furnished in connection with filing with the Securities and Exchange Commission ("SEC") the Trust's Registration Statement on Form N-14 under the Securities Act of 1933, as amended (the "Registration Statement").

      You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering this opinion, we have examined a printer's proof of the Registration Statement, the Certificate of Trust, the Amended and Restated Agreement and Declaration of Trust and By-Laws of the Trust, and the resolutions adopted by the Board of Trustees of the Trust that provide for the issuance of the Shares and which are incorporated by reference into the Amended and Restated Agreement and Declaration of Trust by its terms, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Trust as to certain matters, including the authorization of the issuance of the Shares. For the purpose of rendering the opinion set forth herein, we have also reviewed the Certificate of Trust of the Trust, as corrected on April 21, 2009, which we have assumed is complete, accurate and in full force and effect as so corrected. We have assumed that the Registration Statement, as filed with the SEC, will be in substantially the form of the printer's proof referred to above and also have made other assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.


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[LOGO] Pepper Hamilton LLP
----------Attorneys at Law


Touchstone Funds Group Trust
Page 2
May 18, 2011

      Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Trust. We express no opinion with respect to any other laws.

      The Reorganization Agreement described in the Registration Statement was approved on April 12, 2011, by the Trust's Board of Trustees.

      Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized for issuance by the Trust; and when issued and sold in accordance with the Amended and Restated Agreement and Declaration of Trust and By-laws of the Trust and for the consideration described in the Registration Statement, the Shares that the Fund issues pursuant to the Reorganization Agreement will be validly issued, fully paid and non-assessable.

      This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

                                                    Very truly yours,


                                                    /s/ Pepper Hamilton LLP
                                                    Pepper Hamilton LLP